Centennial Resource Development Announces Second Quarter 2022 Results

DENVER, Aug. 3, 2022 (GLOBE NEWSWIRE) -- Centennial Resource Development, Inc. (“Centennial” or the “Company”) (NASDAQ: CDEV) today announced second quarter 2022 financial and operational results.
Second Quarter Financial and Operational Highlights
•Reported strong net cash flow from operations
•Generated record free cash flow1
•Ended the quarter with approximately $200 million of cash
•Increased daily crude oil production 12% compared to the prior quarter
•Delivered four out of the top ten wells in Company history
•Reduced LOE per unit costs by 13% compared to the prior quarter
•Significantly reduced leverage1 quarter-over-quarter
•Announced transformational merger of equals with Colgate Energy
Financial Results
For the second quarter, Centennial generated net cash from operating activities of $295.0 million and free cash flow of $137.4 million. The Company reported net income during the quarter of $191.8 million, or $0.60 per diluted share, compared to a net loss of $25.1 million, or $(0.09) per diluted share, in the prior year period.
Average daily crude oil production for the second quarter was 36,696 barrels of oil per day (“Bbls/d”) compared to 31,912 Bbls/d in the prior year period. Total equivalent production during the quarter averaged 70,240 barrels of oil equivalent per day (“Boe/d”) compared to 61,647 Boe/d in the prior year period. Second quarter average daily crude oil and total equivalent production increased 12% and 14%, respectively, quarter-over-quarter.
“Centennial’s second quarter was highlighted by outstanding well results, strong production growth, record free cash flow and an attractive leverage profile,” said Smith. “Additionally, our recently announced merger of equals with Colgate Energy will create a leading Delaware Basin E&P that is poised to capitalize on its high-quality scaled asset base to drive significant shareholder returns. The integration process is progressing well, and we look forward to closing this transaction shortly after the scheduled shareholder vote.”
Second Quarter Operational Results
Centennial continues to efficiently develop its Delaware Basin acreage position through larger well packages with extended laterals. During the quarter, the Company increased its average completed lateral length by 17% quarter-over-quarter to approximately 9,950 feet, driving enhanced economic returns. In Lea County, New Mexico, the Tostada and Gordita five-well development (average 80% working interest (“WI”)) was drilled in the Third Bone Spring Sand interval with average 9,900-foot laterals. These wells delivered an average 30-day initial production (“IP”) rate of 2,986 Boe/d, or 2,508 Bbls/d of oil, per well. Notably, the average maximum IP-24 hour rate for the Tostada State Com 601H and 602H and Gordita State Com 602H and 603H wells was approximately 4,800 barrels of oil per well. “Developed as one of our largest packages to date, these wells generated robust results and represent four of the top ten wells drilled in the Company’s history, based on both 24-hour and 30-day IP rates,” said Smith.

Also targeting the Third Bone Spring Sand interval in Lea County, the Airstream wells (average 91% WI) represent a three-well pad drilled with 9,800-foot average laterals. These wells achieved average 30-day and 60-day IP rates of 2,264 Boe/d (82% oil) and 1,750 Boe/d (82% oil) per well, respectively.
Total capital expenditures (“capex”) incurred for the quarter were $140.6 million. Second quarter drilling, completion and facilities costs were $136.8 million and included four more wells spud than originally anticipated. Infrastructure, land and other capex during the quarter totaled $3.8 million.
Capital Structure and Liquidity
During the quarter, the Company increased its cash balance by $150.5 million, resulting in $201.1 million of cash on hand at June 30, 2022. Centennial had zero borrowings outstanding under its $750.0 million revolving credit facility. Total long-term debt (before unamortized debt discount or issuance costs) and total net debt at the end of the quarter were $815.8 million and $614.7 million, respectively. Net debt-to-LTM EBITDAX at June 30, 2022 was 0.7x and represents a significant reduction from 1.1x at March 31, 2022.
Hedge Position Update
For the second half of 2022, Centennial has a total of 14,000 Bbls/d of oil hedged, consisting of approximately 57% fixed price swaps with the remainder in costless collars. For fiscal year 2023, the Company has a total of 9,736 Bbls/d of oil hedged, consisting of approximately 82% costless collars. During this period, the Company currently has 7,992 Bbls/d of WTI oil collars in place with a weighted average floor and ceiling price of $75.94 per barrel and $91.83 per barrel, respectively. Also for 2023, the Company has 1,744 Bbls/d of WTI oil hedged at a fixed price of $73.26 per barrel.
In addition to the hedge positions discussed above, Centennial has certain other natural gas hedges, crude oil and natural gas basis swaps and crude oil roll differential swaps in place. (For a summary table of Centennial’s derivative contracts as of July 31, 2022, please see the Appendix to this press release.)
Strategic Merger with Colgate Energy
On May 19, 2022, Centennial and Colgate Energy Partners III, LLC (“Colgate”) announced they had entered into an agreement to combine in a merger of equals transaction, creating the largest Delaware Basin pure-play E&P company with approximately 180,000 net leasehold acres and 40,000 net royalty acres. Centennial filed its Definitive Proxy Statement with the U.S. Securities and Exchange Commission (“SEC”) on July 28, 2022 and scheduled its shareholder meeting for August 29, 2022 to vote on the pending merger. The merger is expected to close shortly thereafter, subject to Centennial shareholder approval.
Environmental, Social and Governance
Centennial is committed to producing oil and natural gas in an ethical and responsible way that creates long term value for its stakeholders. For more information about Centennial’s second annual 2022 Corporate Sustainably Report, please visit www.cdevinc.com/corporate-sustainability. This report describes the Company’s 2021 ESG programs, initiatives and performance to its stakeholders in a transparent and measurable way.
Quarterly Report on Form 10-Q
Centennial’s financial statements and related footnotes will be available in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which is expected to be filed with the SEC on August 4, 2022.

Conference Call and Webcast
Centennial will host an investor conference call on Thursday, August 4, 2022 at 8:00 a.m. Mountain (10:00 a.m. Eastern) to discuss second quarter operating and financial results. Interested parties may join the webcast by visiting Centennial’s website at www.cdevinc.com and clicking on the webcast link or by dialing (833) 634-2524, or (412) 902-4178 for international calls, and referencing “Centennial Resource Development, Inc.” at least 15 minutes prior to the start of the call. A replay of the call will be available on Centennial’s website or by phone at (877) 344-7529 (Access Code: 4165341) for a seven-day period following the call.
About Centennial Resource Development, Inc.
Centennial Resource Development, Inc. is an independent oil and natural gas company focused on the development of oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through Centennial Resource Production, LLC, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•volatility of oil, natural gas and NGL prices or a prolonged period of low oil, natural gas or NGL prices and the effects of actions by, or disputes among or between, members of the Organization of Petroleum Exporting Countries (“OPEC”), such as Saudi Arabia, and other oil and natural gas producing countries, such as Russia, with respect to production levels or other matters related to the price of oil;
•the effects of excess supply of oil and natural gas resulting from reduced demand caused by the COVID-19 pandemic and the actions taken in response by certain oil and natural gas producing countries;
•political and economic conditions in or affecting other producing regions or countries, including the Middle East, Russia, Eastern Europe, Africa and South America;
•our business strategy and future drilling plans;
•our reserves and our ability to replace the reserves we produce through drilling and property acquisitions;
•our ability to identify, complete and effectively integrate acquisitions of properties or businesses, including our pending merger with Colgate Energy Partners III, LLC;
•our drilling prospects, inventories, projects and programs;
•our financial strategy, liquidity and capital required for our development program;
•our realized oil, natural gas and NGL prices;
•the timing and amount of our future production of oil, natural gas and NGLs;
•our hedging strategy and results;
•our competition and government regulations;
•our ability to obtain permits and governmental approvals;
•our pending legal or environmental matters;

•the marketing and transportation of our oil, natural gas and NGLs;
•our leasehold or business acquisitions;
•costs of developing or operating our properties;
•our anticipated rate of return;
•general economic conditions;
•weather conditions in the areas where we operate;
•credit markets;
•uncertainty regarding our future operating results;
•our plans, objectives, expectations and intentions contained in this press release that are not historical; and
•the other factors described in our most recent Annual Report on Form 10-K, and any updates to those factors set forth in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described in our filings with the SEC.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any oil and gas reserve estimate depends on the quality of available data, the interpretation of such data, and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Additional Information and Where to Find It
This press release discusses the proposed Merger between Centennial and Colgate. In connection with the proposed Merger, Centennial has filed with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”). Centennial will also file other documents regarding the proposed Merger with the SEC. The Proxy Statement will be sent or given to the Centennial Stockholders and contains important information about the Merger and related matters. INVESTORS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION WITH RESPECT TO THE MERGER AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE BUSINESS COMBINATION AGREEMENT. You may obtain a free copy of the Proxy Statement (if and when it becomes available) and other relevant documents filed by Centennial with the SEC at the SEC’s website at www.sec.gov. You may also obtain Centennial’s documents on its website at www.cdevinc.com.

Participants in Solicitation
Centennial, Colgate and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in connection with certain matters related to the Merger and may have direct or indirect interests in the Merger. Information about Centennial’s directors and executive officers is set forth in Centennial’s Proxy Statement on Schedule 14A for its 2022 Annual Meeting of Stockholders, filed with the SEC on March 15, 2022, its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on February 24, 2022, and its other documents filed with the SEC. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and other relevant materials to be filed with the SEC regarding the proposed transaction when they become available. Investors should read the Proxy Statement carefully before making any voting or investment decisions. Investors may obtain free copies of these documents using the sources indicated above.
1) Free Cash Flow and Net Debt-to-LTM EBITDAX, also referred to as “leverage” in this press release, are non-GAAP financial measures. See “Non-GAAP Financial Measures” included within the Appendix of this press release for related disclosures and reconciliations to the most directly comparable financial measures calculated and presented in accordance with GAAP.
Contact:
Hays Mabry
Sr. Director, Investor Relations
(832) 240-3265
ir@cdevinc.com
SOURCE Centennial Resource Development, Inc.

Centennial Resource Development, Inc.
Operating Highlights

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues (in thousands):
Oil sales	$349,591	$177,105	$612,358	$310,831
Natural gas sales	68,030	27,015	107,048	62,466
NGL sales	55,033	28,457	100,525	51,671
Oil and gas sales	$472,654	$232,577	$819,931	$424,968

Average sales prices:
Oil (per Bbl)	$104.69	$60.99	$97.42	$57.08
Effect of derivative settlements on average price (per Bbl)	(16.97)	(12.59)	(15.03)	(11.12)
Oil net of hedging (per Bbl)	$87.72	$48.40	$82.39	$45.96

Average NYMEX price for oil (per Bbl)	$108.34	$66.06	$101.37	$61.95
Oil differential from NYMEX	(3.65)	(5.07)	(3.95)	(4.87)

Natural gas (per Mcf)	$6.22	$2.55	$5.13	$3.13
Effect of derivative settlements on average price (per Mcf)	(1.55)	(0.09)	(1.06)	0.01
Natural gas net of hedging (per Mcf)	$4.67	$2.46	$4.07	$3.14

Average NYMEX price for natural gas (per Mcf)	$7.39	$2.88	$6.00	$3.15
Natural gas differential from NYMEX	(1.17)	(0.33)	(0.87)	(0.02)

NGL (per Bbl)	$44.77	$30.37	$46.74	$30.10

Net production:
Oil (MBbls)	3,339	2,904	6,286	5,446
Natural gas (MMcf)	10,941	10,613	20,866	19,956
NGL (MBbls)	1,230	937	2,151	1,717
Total (MBoe)(1)	6,392	5,610	11,914	10,488

Average daily net production:
Oil (Bbls/d)	36,696	31,912	34,729	30,086
Natural gas (Mcf/d)	120,225	116,629	115,280	110,253
NGL (Bbls/d)	13,507	10,297	11,881	9,484
Total (Boe/d)(1)	70,240	61,647	65,824	57,945

(1)    Calculated by converting natural gas to oil equivalent barrels at a ratio of six Mcf of natural gas to one Boe.

Centennial Resource Development, Inc.
Operating Expenses

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating costs (in thousands):
Lease operating expenses	$28,900	$22,976	$57,634	$48,837
Severance and ad valorem taxes	34,695	15,784	59,746	28,367
Gathering, processing and transportation expenses	25,756	19,494	47,647	40,119
Operating cost metrics:
Lease operating expenses (per Boe)	$4.52	$4.10	$4.84	$4.66
Severance and ad valorem taxes (% of revenue)	7.3%	6.8%	7.3%	6.7%
Gathering, processing and transportation expenses (per Boe)	$4.03	$3.47	$4.00	$3.83

Centennial Resource Development, Inc.
Consolidated Statements of Operations (unaudited)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues
Oil and gas sales	$472,654	$232,577	$819,931	$424,968
Operating expenses
Lease operating expenses	28,900	22,976	57,634	48,837
Severance and ad valorem taxes	34,695	15,784	59,746	28,367
Gathering, processing and transportation expenses	25,756	19,494	47,647	40,119
Depreciation, depletion and amortization	82,117	73,429	153,126	137,212
General and administrative expenses	9,947	28,807	40,550	54,063
Merger and integration expense	5,685	—	5,685	—
Impairment and abandonment expense	506	9,199	3,133	18,399
Exploration and other expenses	1,954	1,764	4,261	2,859
Total operating expenses	189,560	171,453	371,782	329,856
Net gain (loss) on sale of long-lived assets	(1,406)	(8)	(1,324)	36
Proceeds from terminated sale of assets	—	5,983	—	5,983
Income (loss) from operations	281,688	67,099	446,825	101,131

Other income (expense)
Interest expense	(14,326)	(15,182)	(27,480)	(32,667)
Gain (loss) on extinguishment of debt	—	(22,156)	—	(22,156)
Net gain (loss) on derivative instruments	(34,134)	(54,959)	(163,657)	(106,158)
Other income (expense)	85	143	203	150
Total other income (expense)	(48,375)	(92,154)	(190,934)	(160,831)

Income (loss) before income taxes	233,313	(25,055)	255,891	(59,700)
Income tax (expense) benefit	(41,487)	—	(48,263)	—
Net income (loss)	$191,826	$(25,055)	$207,628	$(59,700)

Income (loss) per share of Common Stock:
Basic	$0.67	$(0.09)	$0.73	$(0.21)
Diluted	$0.60	$(0.09)	$0.66	$(0.21)

Centennial Resource Development, Inc.
Consolidated Balance Sheets (unaudited)
(in thousands, except share and per share amounts)

	June 30, 2022	December 31, 2021
ASSETS
Current assets
Cash and cash equivalents	$201,092	$9,380
Accounts receivable, net	141,598	71,295
Prepaid and other current assets	7,189	5,860
Total current assets	349,879	86,535
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	984,264	1,040,386
Proved properties	4,929,108	4,623,726
Accumulated depreciation, depletion and amortization	(2,140,982)	(1,989,489)
Total oil and natural gas properties, net	3,772,390	3,674,623
Other property and equipment, net	13,167	11,197
Total property and equipment, net	3,785,557	3,685,820
Noncurrent assets
Operating lease right-of-use assets	54,934	16,385
Other noncurrent assets	33,660	15,854
TOTAL ASSETS	$4,224,030	$3,804,594
LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$208,222	$130,256
Operating lease liabilities	21,124	1,413
Derivative Instruments	83,541	35,150
Other current liabilities	3,214	1,080
Total current liabilities	316,101	167,899
Noncurrent liabilities
Long-term debt, net	801,849	825,565
Asset retirement obligations	18,151	17,240
Deferred income taxes	50,293	2,589
Operating lease liabilities	35,724	16,002
Other noncurrent liabilities	32,344	24,579
Total liabilities	1,254,462	1,053,874
Commitments and contingencies (Note 12)
Shareholders’ equity
Common stock, $0.0001 par value, 620,000,000 shares authorized; 297,060,327 shares issued and 284,992,650 shares outstanding at June 30, 2022 and 294,260,623 shares issued and 284,696,972 shares outstanding at December 31, 2021	30	29
Additional paid-in capital	3,024,236	3,013,017
Retained earnings (accumulated deficit)	(54,698)	(262,326)
Total Shareholders' equity	2,969,568	2,750,720
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,224,030	$3,804,594

Centennial Resource Development, Inc.
Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income (loss)	$207,628	$(59,700)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	153,126	137,212
Stock-based compensation expense - equity awards	12,202	9,066
Stock-based compensation expense - liability awards	5,127	25,074
Impairment and abandonment expense	3,133	18,399
Deferred tax expense (benefit)	47,663	—
Net (gain) loss on sale of long-lived assets	1,324	(36)
Non-cash portion of derivative (gain) loss	47,131	45,759
Amortization of debt issuance costs and debt discount	4,226	2,886
(Gain) loss on extinguishment of debt	—	22,156
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(62,751)	(33,483)
(Increase) decrease in prepaid and other assets	(6,201)	(9)
Increase (decrease) in accounts payable and other liabilities	42,491	12,301
Net cash provided by operating activities	455,099	179,625
Cash flows from investing activities:
Acquisition of oil and natural gas properties	(2,592)	(638)
Drilling and development capital expenditures	(224,011)	(126,665)
Purchases of other property and equipment	(2,863)	(471)
Proceeds from sales of oil and natural gas properties	863	698
Net cash used in investing activities	(228,603)	(127,076)
Cash flows from financing activities:
Proceeds from borrowings under revolving credit facility	170,000	320,000
Repayment of borrowings under revolving credit facility	(195,000)	(395,000)
Proceeds from issuance of convertible senior notes	—	170,000
Debt issuance costs	(8,533)	(6,421)
Premiums paid on capped call transactions	—	(14,688)
Redemption of senior secured notes	—	(127,073)
Proceeds from exercise of stock options	8	15
Restricted stock used for tax withholdings	(1,259)	(477)
Net cash used in financing activities	(34,784)	(53,644)
Net increase (decrease) in cash, cash equivalents and restricted cash	191,712	(1,095)
Cash, cash equivalents and restricted cash, beginning of period	9,935	8,339
Cash, cash equivalents and restricted cash, end of period	$201,647	$7,244

Reconciliation of cash, cash equivalents and restricted cash presented on the Consolidated Statements of Cash Flows for the periods presented:

	Six Months Ended June 30,
	2022	2021
Cash and cash equivalents	$201,092	$4,702
Restricted cash	555	2,542
Total cash, cash equivalents and restricted cash	$201,647	$7,244

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), our earnings release contains non-GAAP financial measures as described below.
Adjusted EBITDAX
Adjusted EBITDAX is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define Adjusted EBITDAX as net income before interest expense, income taxes, depreciation, depletion and amortization, exploration and other expenses, impairment and abandonment expense, non-cash gains or losses on derivatives, stock-based compensation (not cash-settled), gain/loss from the sale of assets and non-recurring items. Adjusted EBITDAX is not a measure of net income as determined by GAAP.
Our management believes Adjusted EBITDAX is useful as it allows them to more effectively evaluate our operating performance and compare the results of our operations from period to period and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income in arriving at Adjusted EBITDAX because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDAX. Our presentation of Adjusted EBITDAX should not be construed as an inference that our results will be unaffected by unusual or nonrecurring items. Our computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended
(in thousands)	6/30/2022	3/31/2022	12/31/2021	9/30/2021	6/30/2021
Adjusted EBITDAX reconciliation to net income:
Net income (loss)	$191,826	$15,802	$160,751	$37,124	$(25,055)
Interest expense	14,326	13,154	13,931	14,690	15,182
Income tax expense (benefit)	41,487	6,776	569	—	—
Depreciation, depletion and amortization	82,117	71,009	75,863	76,047	73,429
Impairment and abandonment expense	506	2,627	6,400	7,712	9,199
(Gain) loss on extinguishment of debt	—	—	—	—	22,156
Non-cash derivative (gain) loss	(39,514)	86,645	(44,790)	15,731	17,446
Stock-based compensation expense(1)	(2,487)	18,834	5,594	17,421	18,681
Exploration and other expenses	1,954	2,307	3,185	1,839	1,764
Merger and integration expense	5,685	—	—	—	—
(Gain) loss on sale of long-lived assets	1,406	(82)	(34,422)	290	8
Proceeds from terminated sale of assets	—	—	—	—	(5,983)
Adjusted EBITDAX	$297,306	$217,072	$187,081	$170,854	$126,827

(1)    Includes stock-based compensation for equity awards and also for cash-based liability awards that have not yet been settled in cash, both of which relate to general and administrative employees only. Stock-based compensation amounts for geographical and geophysical personnel are included within the Exploration and other expenses line item.

Net Debt-to-LTM EBITDAX (Leverage)
Net debt-to-LTM EBITDAX, also referred to as “leverage" in this press release, is a non-GAAP financial measure. We define net debt as long-term debt, net, plus unamortized debt discount and debt issuance costs on our senior notes minus cash and cash equivalents.
We define net debt-to-LTM EBITDAX as net debt (defined above) divided by Adjusted EBITDAX (defined and reconciled in the section above) for the last twelve months. We refer to this metric to show trends that investors may find useful in understanding our ability to service our debt. This metric is widely used by professional research analysts, including credit analysts, in the valuation and comparison of companies in the oil and gas exploration and production industry. The following table presents a reconciliation of net debt to long-term debt, net and the calculation of net debt-to-LTM EBITDAX for each period presented:

(in thousands)	June 30, 2022	March 31, 2022
Long-term debt, net	801,849	801,203
Unamortized debt discount and debt issuance costs on senior notes	13,950	14,596
Long-term debt	815,799	815,799
Less: cash and cash equivalents	(201,092)	(50,624)
Net debt (Non-GAAP)	614,707	765,175
LTM EBITDAX(1)	872,313	701,834
Net debt-to-LTM EBITDAX	0.7	1.1

(1)    Represents adjusted EBITDAX (defined and reconciled in the section above) for the preceding twelve month period ended.

We do not provide guidance on the items used to reconcile between forecasted net debt-to-LTM EBITDAX to forecasted long-term debt, net, or to forecasted net income due to the uncertainty regarding timing and estimates of certain items. Therefore, we cannot reconcile forecasted net debt-to-LTM EBITDAX to long-term debt, net, or to net income without unreasonable effort.

Free Cash Flow
Free cash flow is a supplemental non-GAAP financial measure that is used by management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies. We define free cash flow as net cash provided by operating activities before changes in working capital, less incurred capital expenditures.
Our management believes free cash flow is a useful indicator of the Company’s ability to internally fund its exploration and development activities and to service or incur additional debt, without regard to the timing of settlement of either operating assets and liabilities or accounts payable related to capital expenditures. The Company believes that this measure, as so adjusted, presents a meaningful indicator of the Company’s actual sources and uses of capital associated with its operations conducted during the applicable period. Our computations of free cash flow may not be comparable to other similarly titled measures of other companies. Free cash flow should not be considered as an alternative to, or more meaningful than, cash provided by operating activities as determined in accordance with GAAP or as indicator of our operating performance or liquidity.
Free cash flow is not a financial measure that is determined in accordance with GAAP. Accordingly, the following table presents a reconciliation of free cash flow to net cash provided by operating activities, which is the most directly comparable financial measure calculated and presented in accordance with GAAP:

	Three Months Ended June 30,
(in thousands)	2022	2021
Net cash provided by operating activities	$294,979	$107,279
Changes in working capital:
Accounts receivable	8,927	18,486
Prepaid and other assets	5,786	(255)
Accounts payable and other liabilities	(31,666)	(8,147)
Operating cash flow before working capital changes	278,026	117,363
Less: total capital expenditures incurred	(140,600)	(83,200)
Free cash flow	$137,426	$34,163

We do not provide guidance on the items used to reconcile between forecasted free cash flow to forecasted net cash provided by operating activities due to the uncertainty regarding timing and estimates of certain items. Therefore, we cannot reconcile forecasted free cash flow to net cash provided by operating activities without unreasonable effort.

The following table summarizes the approximate volumes and average contract prices of the hedge contracts the Company had in place as of June 30, 2022 and additional contracts entered into through July 31, 2022:

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Crude Price ($/Bbl)(1)
Crude oil swaps	July 2022 - September 2022	782,000	8,500	$65.46
	October 2022 - December 2022	690,000	7,500	65.63
	January 2023 - March 2023	225,000	2,500	73.51
	April 2023 - June 2023	227,500	2,500	73.25
	July 2023 - September 2023	92,000	1,000	72.98
	October 2023 - December 2023	92,000	1,000	72.98

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Collar Price Ranges ($/Bbl)(2)
Crude oil collars	July 2022 - September 2022	460,000	5,000	$78.00 - $107.13
	October 2022 - December 2022	644,000	7,000	80.00 - 104.17
	January 2023 - March 2023	810,000	9,000	75.56 - 91.15
	April 2023 - June 2023	819,000	9,000	75.56 - 91.15
	July 2023 - September 2023	644,000	7,000	76.43 - 92.70
	October 2023 - December 2023	644,000	7,000	76.43 - 92.70

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(3)
Crude oil basis differential swaps	July 2022 - September 2022	552,000	6,000	$0.29
	October 2022 - December 2022	552,000	6,000	0.29

	Period	Volume (Bbls)	Volume (Bbls/d)	Wtd. Avg. Differential ($/Bbl)(4)
Crude oil roll differential swaps	July 2022 - September 2022	920,000	10,000	$0.71
	October 2022 - December 2022	920,000	10,000	0.71

(1)    These crude oil swap transactions are settled based on the NYMEX WTI index price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
(2)    These crude oil collars are settled based on the NYMEX WTI index price on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.
(3)    These crude oil basis swap transactions are settled based on the difference between the arithmetic average of ARGUS MIDLAND WTI and ARGUS WTI CUSHING indices, during each applicable monthly settlement period.
(4)    These crude oil roll swap transactions are settled based on the difference between the arithmetic average of NYMEX WTI calendar month prices and the physical crude oil delivery month price.

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Gas Price ($/MMBtu)(1)
Natural gas swaps	July 2022 - September 2022	2,760,000	30,000	$3.24
	October 2022 - December 2022	1,540,000	16,739	3.15

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Differential ($/MMBtu)(2)
Natural gas basis differential swaps	July 2022 - September 2022	1,840,000	20,000	$(0.45)
	October 2022 - December 2022	1,840,000	20,000	(0.45)
	January 2023 - March 2023	2,250,000	25,000	(1.11)
	April 2023 - June 2023	2,275,000	25,000	(1.11)
	July 2023 - September 2023	2,300,000	25,000	(1.11)
	October 2023 - December 2023	2,300,000	25,000	(1.11)

	Period	Volume (MMBtu)	Volume (MMBtu/d)	Wtd. Avg. Collar Price Ranges ($/MMBtu)(3)
Natural gas collars	July 2022 - September 2022	1,840,000	20,000	$3.50 - $3.97
	October 2022 - December 2022	2,450,000	26,630	3.87 - 5.06
	January 2023 - March 2023	4,950,000	55,000	4.09 - 7.47
	April 2023 - June 2023	4,095,000	45,000	3.72 - 7.32
	July 2023 - September 2023	4,140,000	45,000	3.72 - 7.32
	October 2023 - December 2023	4,140,000	45,000	3.76 - 7.69
	January 2024 - March 2024	1,820,000	20,000	3.25 - 5.31

(1) These natural gas swap contracts are settled based on the NYMEX Henry Hub price on each trading day within the specified monthly settlement period versus the contractual swap price for the volumes stipulated.
(2) These natural gas basis swap contracts are settled based on the difference between the Inside FERC’s West Texas WAHA price and the NYMEX price of natural gas, during each applicable monthly settlement period.
(3)    These natural gas collars are settled based on the NYMEX Henry Hub price on each trading day within the specified monthly settlement period versus the contractual floor and ceiling prices for the volumes stipulated.